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                                                                    EXHIBIT 23.2

        [LETTERHEAD OF LOCKRIDGE, CONSTANT & CONRAD, LLC APPEARS HERE]



                             ACCOUNTANTS' CONSENT
                             --------------------


The Board of Directors
Investors Federal Bank and Savings Association

We consent to the use in this Registration Statement of IFB Holdings, Inc. Form SB-2 and the Application for Conversion on Form AC-SB of our report dated September 25, 1996, on the Consolidated Financial Statements of Investors Federal Bank and Savings Association and subsidiary as of June 30, 1996 and 1995, and for the fiscal years ended June 30, 1996 and 1995, and to the references to our firm under the headings "Legal and Tax Matters" and "Experts" in the related prospectus.

/s/ Lockridge, Constant & Conrad, LLC

November 4, 1996
Chillicothe, Missouri